EXHIBIT 31.1
CERTIFICATIONS
I, Steven F. Udvar-Hazy, certify that:
     1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of International Lease Finance Corporation; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: November 9, 2009

/s/ Steven F. Udvar-Hazy STEVEN F. UDVAR-HAZY
Chairman of the Board and Chief Executive Officer